UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 4, 2010

Date of Report (Date of earliest event reported)

ZYMOGENETICS, INC.

(Exact name of registrant as specified in its charter)

Washington	000-33489	91-1144498
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Eastlake Avenue East Seattle, Washington	98102-3702
(Address of principal executive offices)	(Zip Code)

(206) 442-6600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On May 4, 2010, ZymoGenetics, Inc. (“ZymoGenetics” or “we”) issued a press release announcing its financial results for the first quarter ended March 31, 2010. The full text of the press release is set forth in Exhibit 99.1 attached hereto. The press release should be read in conjunction with the note regarding forward-looking statements, which is included in the text of the press release.

In accordance with General Instruction B.2 of Form 8-K, the information presented under this Item 2.02 and attached as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 8.01	Other Events.

The following is a status report on the results to date from our Phase 2a clinical trial in chronic hepatitis C virus (HCV), which included 45 patients among four dose levels of PEG-Interferon lambda.

We observed dose-dependent effects on viral load in both genotype 1/4 and genotype 2/3 patients after 4 weeks of treatment with weekly doses of PEG-Interferon lambda and daily ribavirin. The decreases in viral RNA observed in the Phase 2a study were comparable to what was reported for our Phase 1b study in November 2009. As a point of reference, in the Phase 1b study, after four weeks of treatment in genotype 1 patients, we saw mean log decreases in viral RNA ranging from 1.8 at the lowest dose to 3.8 at the highest dose. Also consistent with the Phase 1b study, there have been several patients with undetectable viral RNA after four weeks of treatment.

With regard to safety and tolerability, our observations are based on data generated through mid-April 2010, and the median duration of treatment at that time was 10 weeks for genotype 1/4 patients and 18 weeks for genotype 2/3 patients. There were no dose limiting toxicities and no new safety signals observed in the Phase 2a study with dosing longer than the four weeks studied in Phase 1b. The overall incidence of flu-like symptoms and effects on hematologic parameters have been consistent with what was seen in the Phase 1b study.

We have observed a decreased incidence of liver enzyme (ALT/AST) elevations in the Phase 2a study as compared to the Phase 1b study. To date, there have been no dose limiting toxicities related to elevated ALT/AST in the Phase 2a study. There have been a total of three patients with moderate elevations of ALT/AST treated at the two highest dose levels that were thought to be treatment-related and were successfully managed with a reduction in dose. Furthermore, there have been no elevations of bilirubin related to study treatment, suggesting no functional impairment of the liver. So far, the data support our theory that any elevations of ALT/AST attributable to treatment with PEG-Interferon lambda are likely transient in nature and can be effectively managed with dose modifications.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	ZymoGenetics, Inc. press release dated May 4, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZYMOGENETICS, INC.

Date: May 4, 2010	By:	/S/ JAMES A. JOHNSON
James A. Johnson Executive Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	ZymoGenetics, Inc. press release dated May 4, 2010.